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                                                                   EXHIBIT 10.25

                               WORLD ACCESS, INC.
                           1998 INCENTIVE EQUITY PLAN

                                    ARTICLE I
                                NAME AND PURPOSE

    1.1 Name. The name of this Plan is the "World Access, Inc. 1998 Incentive Equity Plan."

    1.2 Purpose. The purpose of the Plan is to attract, motivate and retain the best available personnel for service as officers, key employees, directors, consultants, independent contractors and other agents of the Company, to provide additional equity ownership opportunities to such individuals and align the long-term interests of these individuals with those of the Company's stockholders.

                                   ARTICLE II
                 DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

    2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

      (a) Affiliate. A Parent or Subsidiary or any other entity designated by the Committee in which the Company owns at least a 50% interest (including, but not limited to, partnerships and joint ventures).

      (b) Agreement. The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

      (c) Benefit. Any benefit granted to a Participant under the Plan.

      (d) Board. The Board of Directors of the Company.

      (e) Change of Control. (i) The acquisition at any time by a Person or Group (excluding, for this purpose, the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary) or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 50% or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company; (ii) the termination of services as directors, for any reason other than death, disability or retirement from the Board, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period; (iii) approval by the stockholders of the Company of any merger or consolidation or statutory share exchange as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger or share exchange with a wholly- owned Subsidiary of the Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company; or (iv) approval by the stockholders of the Company of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the Persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange; provided, however, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Company's Board of Directors deems otherwise. A "Change in Control" shall not include any reduction in ownership of an Affiliate so long as the entity continues to meet the definitions of those terms as contained in this Section.

      (f) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated thereunder.

      (g) Company. World Access, Inc.


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      (h) Committee. The Board's Compensation Committee or its successor.

      (i) Common Stock. The Company's $0.01 par value common stock.

      (j) Consultant. A Person engaged by the Company or any Affiliate to provide consulting services to the Company or any Affiliate.

      (k) Directors. A duly-elected member of the Board.

      (l) Effective Date. The date that the Plan is approved by the stockholders of the Company, which must occur within 12 months after adoption by the Board. Any grants of Benefits prior to the approval by the stockholders of the Company shall be void if such approval is not obtained.

      (m) Employee. Any Person employed by the Company and all Affiliates.

      (n) Exchange Act. The Securities Exchange Act of 1934, as amended.

      (o) Fair Market Value. The closing price of a Share on The Nasdaq National Market on a given date, or, in the absence of sales on a given date, the closing price on The Nasdaq National Market on the last day on which a sale occurred prior to such date.

      (p) Fiscal Year. The taxable year of the Company which is the calendar year.

      (q) Group. Any two or more Persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

      (r) Independent Contractor. A Person engaged to provide services to the Company or any Affiliate on an independent basis and not as an Employee.

      (s) ISO. An Incentive Stock Option as defined in Section 422 of the Code.

      (t) NQSO. A Non-Qualified Stock Option, which is an Option that does not meet the statutory requirements of an ISO.

      (u) Option. An option to purchase Shares granted under the Plan.

      (v) Other Stock Based Award. An award under ARTICLE XVI that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

      (w) Parent. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (x) Participant. An Employee, Director, Consultant, Independent Contractor or other agent who is granted a Benefit under the Plan.

      (y) Performance Share. A Share awarded to a Participant under ARTICLE XV of the Plan.

      (z) Person. An individual, corporation, partnership, limited liability company, joint venture, association, syndicate, trust, unincorporated organization or other entity.

      (aa) Plan. The World Access, Inc. 1998 Incentive Equity Plan and all amendments and supplements to it.

      (ab) Restricted Stock. Shares issued under ARTICLE XIV of the Plan.


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      (ac) Rule 16b-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

      (ad) SEC. The Securities and Exchange Commission.

      (ae) Share. A share of Common Stock.

      (af) Subsidiary. Any Person (other than an individual), other than the Company, in an unbroken chain of Persons (other than individuals) beginning with the Company, if, at the time of grant of an Option or other Benefit, each of such Persons, other than the last such Person in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other such Persons in such chain.

    2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

    2.3 Conflicts in Plan. In the case of any conflict in the terms of the Plan, or between the Plan and an Agreement, relating to a Benefit, the provisions in the ARTICLE of the Plan which specifically grants such Benefit shall control those in a different ARTICLE or in such Agreement.

                                   ARTICLE III
                                  COMMON STOCK

    3.1 Numbers of Shares. The number of Shares which may be issued or sold or for which Options, Restricted Stock or Performance Shares may be granted under the Plan shall be 5,000,000; provided, however, that not more than (i) 1,000,000 of such Shares may be issued as Restricted Stock and (ii) 1,000,000 of such Shares may be issued as Performance Shares. Such Shares may be authorized but unissued Shares, reacquired Shares, Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof.

    3.2 Reusage. If an Option expires or is terminated, surrendered or canceled without having been fully exercised, if Restricted Stock or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the unused Shares covered by any such Benefit shall again be available for grant under the Plan to any Participant.

    3.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transactions, the number of shares available for grant under the Plan or subject to or granted pursuant to a Benefit and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                                   ARTICLE IV
                                   ELIGIBILITY

    4.1 Determined By Committee. The Participants and the Benefits they receive under the Plan shall be determined by the Committee in its sole discretion. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Company and any Affiliate. Members of the Committee and any other Persons whose participation in the Plan would cause disqualification of this or any other benefit plan intended to be qualified under Rule 16b-3 are ineligible to participate in the Plan.

                                    ARTICLE V
                                 ADMINISTRATION

    5.1 Committee. The Plan shall be administered by the Company's Compensation Committee or its successors. The Committee shall consist of two or more members of the Board who are "non-employee directors" as defined in Rule 16b-3 and are "outside directors" as defined in Code Section 162(m) and the regulations thereunder.


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    5.2 Authority. Subject to the terms of the Plan, the Committee shall have sole discretionary authority to:

         (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

         (b) determine the terms (including any pricing terms), conditions and provisions of, and restrictions relating to, each Benefit granted and any modification or amendment thereof;

         (c) interpret and construe the Plan and all Agreements;

         (d) prescribe, amend and rescind rules and regulations relating to the Plan;

         (e) determine the content and form of all Agreements;

         (f) determine all questions relating to Benefits under the Plan;

         (g) maintain accounts, records and ledgers relating to Benefits;

         (h) maintain records concerning its decisions and proceedings;

         (i) employ agents, attorneys, accountants or other Persons for such purposes as the Committee considers necessary or desirable; and

         (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan

    5.3 Delegation. Except as required by Rule 16b-3 with respect to grants of Options, Restricted Stock, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee of Employees.

    5.4 Decisions of Committee and its Delegates. All decisions made by the Committee, or (unless the Committee has specified an appeal process to the contrary) any other Person or Persons to whom the Committee has delegated authority, pursuant to the provisions hereof shall be final and binding on all Persons.

                                   ARTICLE VI
                                AMENDMENT OF PLAN

    6.1 Power of Committee. The Committee shall have the sole right and power to amend the Plan at any time and from time to time, provided, however, that the Committee may not amend the Plan, without approval of the stockholders of the Company, in a manner which would:

         (a) cause outstanding Options which are intended to qualify as ISOs to fail to so qualify;

         (b) cause the Plan to fail to meet the requirements of Rule 16b-3; or

         (c) violate applicable law or rules to which the Company or any Affiliate is subject.



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                                   ARTICLE VII
                          TERM AND TERMINATION OF PLAN

    7.1 Term. The Plan shall be effective as of the Effective Date. No Benefit shall be granted pursuant to the Plan on or after the tenth anniversary date of the adoption of the Plan by the Board, but Benefits granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the Agreement(s) covering such Benefits.

    7.2 Termination. Subject to ARTICLE VIII, the Plan may be terminated at any time by the Committee.

                                  ARTICLE VIII
                     MODIFICATION OF TERMINATION OF BENEFITS

    8.1 General. Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant's rights to or under any Benefit granted prior to such amendment or termination.

    8.2 Committee's Right. Except as may be provided in an Agreement, any Benefit granted may be converted, modified, forfeited or canceled, prospectively or retroactively in whole or in part, by the Committee in its sole discretion, but, subject to Section 8.3, no such action may impair the rights of any Participant without his or her consent. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or may accelerate the vesting of, any Benefit.

    8.3 Termination of Benefits under Certain Conditions. The Committee in its sole discretion may cancel any unexpired, unpaid, or deferred Benefits at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Agreement or if the Participant, whether or not he or she is then an Employee, Director, Consultant, Independent Contractor or other agent, acts in a manner contrary to the best interests of the Company or any Affiliate.

    8.4 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Benefits granted to Participants who are foreign nationals, are employed or provide services to the Company outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Benefits to such Participants in accordance with those rules.

                                   ARTICLE IV
                                CHANGE OF CONTROL

    9.1 Right of Committee. The occurrence of a Change of Control shall not limit the Committee's authority to take any action, in its sole discretion, permitted by Section 8.2. The Committee, in its sole discretion, may specify in any Agreement the effect (if any) a Change of Control will have on such Agreement and the Benefits granted thereunder.

                                    ARTICLE X
                         AGREEMENTS AND CERTAIN BENEFITS

    10.1 Grant Evidenced by Agreement. The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions thereof. The granting of any benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

    10.2 Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the Person or Persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, change of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.



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    10.3 Certain Benefits. Except as provided in Section 17.4 hereof, any
Benefit granted to an individual who is subject to Section 16 of the Exchange Act (as well as any ISO granted to any Participant) shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant, his or her guardian or legal representative. The designation of a beneficiary by such individual shall not constitute a transfer.

                                   ARTICLE XI
                     TANDEM AWARDS AND REISSUANCE OF OPTIONS

    11.1 Tandem Awards. Benefits may be granted by the Committee in its sole discretion individually or in tandem.

    11.2 Cancellation and Reissuance. Notwithstanding anything herein to the contrary, the Committee shall not permit the purchase price of any Option granted or awarded to be reduced by any method, including by cancellation and reissuance, without the approval of the Company's stockholders.

                                   ARTICLE XII
                  PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

    12.1 Payment. Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

         (a) in cash;

         (b) by the surrender of all or part of a Benefit (including the Benefit being exercised);

         (c) by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

         (d) in other property, rights and credits, deemed acceptable by the Committee, including the Participant's promissory note; or

         (e) by any combination of the payment methods specified in (a) through
(d) above.

    Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the reacquired Shares held by the Company, as the case may be, and used for general corporate purposes of the Company as the Board shall determine.

    12.2 Dividend Equivalents. In the sole discretion of the Committee, grants of Benefits in Shares or Share equivalents may include dividend or dividend equivalent payments or dividend credit rights.

    12.3 Optional Deferral. The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of dividends on deferrals denominated in shares.

    12.4 Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event
Section 162(m) of the Code, or any successor provision relating to excessive Employee remuneration, would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code.

    12.5 Withholding. The Company may, at the time any distribution is made under the Plan, or at the time any Option is exercised,



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withhold from such distribution of Shares issuable upon the exercise of an
Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of Shares. Agreements may contain withholding provisions applicable only to Participants who are subject to Section 16 of the Exchange Act.

                                  ARTICLE XIII
                                     OPTIONS

    13.1 Types of Options. It is intended that both ISOs and NQSOs may be granted by the Committee under the Plan.

    13.2 Option Price. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted (or, in the case of a greater- than-10% stockholder under Section 422(b)(6) of the Code, 110% of Fair Market Value).

    13.3 Other Requirements for ISOs. The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code or any successor statute in effect from time to time, including (without limitation) the requirement that the grantee be an Employee of the Company, a Parent and/or a Subsidiary.

    13.4 NQSOs. The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than the Fair Market Value of the Shares at the time the Option is granted, except that the purchase price for no more than an aggregate of 500,000 Shares under NQSOs may be as low as 50% of the Fair Market Value of the Shares at the time such Options are granted. The term of any NQSO shall not extend beyond the tenth anniversary of the date of grant of such NQSO.

    13.5 Determination by Committee. Except as otherwise provided in Sections
13.2 through Section 13.4, the terms of all Options shall be determined by the Committee.

                                   ARTICLE XIV
                                RESTRICTED STOCK

    14.1 Description. The Committee may grant Benefits in Shares as Restricted Stock with such terms and conditions as may be determined in the sole discretion of the Committee. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and any risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant. The Committee may (but is not obligated to) require that any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Benefit.

    14.2 Cost of Restricted Stock. Grants of Shares of Restricted Stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law.

    14.3 Nontransferability. Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

    14.4 Termination of Restrictions. Notwithstanding anything herein to the contrary, the restrictions on the Restricted Stock granted hereunder shall elapse (i) no sooner than one (1) year from the date of grant where such restrictions are based upon the satisfaction of performance criteria established by the Committee; or (ii) no sooner than on a pro rata basis over a three (3) year period from the date of grant where such restrictions are based upon the passage of time.



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                                   ARTICLE XV
                               PERFORMANCE SHARES

    15.1 Description. Performance Shares represent the right of a Participant to receive Shares or cash equal to the Fair Market Value of such shares at a future date in accordance with the terms and conditions of a grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted financial and/or operational performance objectives.

    15.2 Grant. The Committee may grant an award of Performance Shares at such times, in such amounts and under such terms and conditions as it deems appropriate.

                                   ARTICLE XVI
                   OTHER STOCK BASED AWARDS AND OTHER BENEFITS

    16.1 Other Stock Based Awards. The Committee shall have the right to grant Other Stock Based Awards which shall include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the market performance of the Common Stock, and the grant of securities convertible into Shares.

    16.2 Other Benefits. The Committee shall have the right to provide other types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan has been established.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

    17.1 Termination of Service. If the employment of a Participant with or the provision of services by a Participant to the Company terminates for any reason, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee in its sole discretion may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting, except as may be provided in an Agreement, of all or part of the Benefits.

    17.2 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

    17.3 Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

    17.4 Nontransferability. Unless otherwise determined by the Committee or specified in an Agreement (and subject to Section 10.3 hereof), (i) no Benefit granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by beneficiary designation, will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) a Benefit granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative; except that, no ISO may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the Participant's lifetime, by the Participant's guardian or legal representative.

    17.5 Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended



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to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    17.6 Section Headings. The section headings contained in the Plan and in any Agreement are included only for convenience, and they shall not be construed as a part of the Plan or Agreement or in any respect affecting or modifying its provisions.

    17.7 Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires the singular shall include the plural and the plural the singular.

    17.8 Governing Law. The place of administration of the Plan and each Agreement shall be in the State of Georgia. The corporate law of the Company's state of incorporation shall govern issues related to the validity and issuance of Shares. Otherwise, this Plan and each Agreement shall be construed and administered in accordance with the laws of the State of Georgia, without giving effect to principles relating to conflict of laws.

    17.9 Purchase for Investment. The Committee may require each Person purchasing or receiving shares pursuant to a Benefit to represent to and agree with the Company in writing that such Person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

    17.10 No Employment Contract. Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee, Director, Consultant, Independent Contractor or other agent any right to continued employment with or services to the Company or any Affiliate, nor shall the Plan or any Benefit interfere in any way with the right of the Company or any Affiliate to terminate the employment or provision of services of any of its Employees, Directors, Consultants, Independent Contractors or other agents at any time.

    17.11 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Company or any Affiliate under another plan or otherwise, or preclude a Participant from receiving any such benefits.



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